Exhibit 99.1
Boxed, Inc. Announces Third Quarter 2022 Financial Results

Retail Gross Profit Increased YoY by 88.8%
Retail Gross Margin Increased YoY by 503 Basis Points
Gross Merchandise Value Increased YoY by 8.3% to $49.0 million
Retail Net Revenue Increased YoY by 8.9% to $41.6 million
Retail Net Revenue per Active Customer Increased YoY by 38.4% to $336

New York, November 9, 2022 – Boxed, Inc. (NYSE: BOXD, BOXD WS) (“Boxed” or the “Company”), the commerce technology company specializing as both an e-commerce retailer and e-commerce enabler, today reported its financial results for the third quarter ended September 30, 2022.

Recent Business Highlights
•Boxed Progresses On Strategic Vision and Profitability: In August, the Company provided updates to its strategic vision, with a key initiative being the re-prioritization of resource investment to accelerate its path to profitability. In the third quarter, Boxed progressed on its goal, with Retail segment gross profit and gross margin up 88.8% and 503 basis points, respectively, compared to the prior year period. Profitability improvement was supported by an increasing share of B2B customer demand, transportation cost savings, packaging cost savings, and ongoing price optimization, which was enabled by the Company’s Spresso technology and machine learning capabilities.
•Significant Cost Savings Generated: Ongoing Retail gross profit improvements, combined with cost savings initiatives, including reductions in marketing expense, more focused investments toward B2B and Boxed Market, and restructuring of corporate staff, yielded a meaningful sequential improvement in Adjusted EBITDA, which increased $6.1 million compared to the second quarter of 2022. The Company believes the cost savings initiatives that were a benefit during the third quarter will also better position the Boxed business over the long term as the Company pursues increased profitability.
•Strong Consumer Behavior Trends, with Retail Net Revenue per Active Customer (“RPAC”) and Retail Average Order Values (“AOV”) Both Reaching All-Time Highs: RPAC was $336, an increase of $93, or 38.4%, compared to the prior year period, and AOV was $150, an increase of $27, or 21.9%, versus the prior year period. These record highs were supported by strong B2B customer GMV growth of 37.1%, growth in customer order frequency, adjustments to the user experience, and ongoing price optimization efforts.
•Boxed Market Expands Service into Westchester County and Brooklyn: Boxed Market announced that it opened its new fulfillment center in Westchester County, New York, with its Brooklyn, New York facility also opening imminently. The new locations mark the initial expansion of Boxed’s rapid on-demand grocery delivery model beyond Manhattan, as it continues to grow its assortment and fulfillment offerings to meet customer demand.
•Spresso Joins Snowflake’s Partner Network Program: The partnership is expected to support ongoing lead generation and sales efforts, and is designed to streamline implementation of Spresso’s SaaS capabilities to Snowflake customers. By leveraging Snowflake’s Data Cloud, joint customers are now able to seamlessly share the data needed to drive results through Spresso technology, enabling rapid use of its advanced analytics, machine learning and artificial intelligence offerings.
•Deployment of AEON Vietnam Partnership Initiated: After signing a definitive agreement on September 30, 2022, Boxed began deploying its proprietary end-to-end Spresso technology platform with AEON Vietnam, an agreement that represents a 9-year, 8-figure contract, extending its strong partnership into the Vietnamese market.

“The team and I are very pleased to have met or exceeded many expectations on multiple levels in the third quarter. We are also proud to share the quick progress we have made on the strategic vision we announced last quarter, which increased focus on some of our fastest growing, stickiest, and most profitable areas of the business,” said Chieh Huang, Co-Founder and Chief Executive Officer. “By executing on the strategic vision to increase profitability, and as a result of certain financing cash inflows, we are also able to cut quarter over quarter cash consumption by more than half. We continue to actively explore additional capital markets opportunities, and we hope to further improve near term liquidity with the goal of an additional capital raise prior to year end.”

Third Quarter Financial Results and Commentary
•Net revenue was $41.7 million for the third quarter, a decrease of $7.4 million, or 15.0%, versus the prior year period, primarily driven by a decline in Software & Services revenue.
•Retail net revenue was $41.6 million, an increase of $3.4 million, or 8.9%, versus the prior year period, supported by an increase in order frequency and a higher mix of B2B customer orders, both leading to a strong increase in Retail Net Revenue per Active Customer.
•Software & Services net revenue was $0.1 million as the Company did not recognize any implementation services or up-front license fee revenue in the third quarter of 2022, compared to having recognized significant up-front license fees associated with the delivery of the software platform to AEON Malaysia in the prior year period. Revenue within the Software & Services segment is expected to remain variable from quarter to quarter in the near-to-medium term as revenue recognition is sensitive to the timing of enterprise software deployments and ongoing implementation work performed.
•Retail segment gross profit was $4.9 million, an increase of $2.3 million, or 88.8%, with gross margins improving to 11.9%, an increase of 503 basis points, compared to the prior year period, supported by momentum in B2B and Boxed Market, transportation cost savings, packaging cost savings, and ongoing price optimization, leveraging Spresso technology. Total gross profit of $4.7 million for the third quarter decreased $7.9 million, or 62.7%, primarily due to the decrease in Software & Services revenue noted above.
•Net loss was $26.4 million for the third quarter, compared to a net loss of $5.9 million in the prior year period.
•Adjusted EBITDA was a loss of $16.4 million for the third quarter, compared to a loss of $3.0 million in the prior year period. This was primarily due to lower software revenue combined with higher growth-related and public company-related investments, including staff, professional services, insurance, and IT costs.
•Advertising expense for the third quarter was $2.4 million, a decrease of $2.8 million versus the prior year period. The decrease was part of a strategic plan to reduce ongoing cash burn and reallocate investment into growth of the Company’s B2B customer base and Software & Services segment.
•GMV was $49.0 million for the third quarter, an increase of $3.8 million, or 8.3% versus the prior year period. The increase was largely attributable to strong B2B customer demand, as B2B customer GMV increased by 37.1% compared to the prior year period, combined with increases in GMV from Boxed Market’s customer base.
•Total cash balance, inclusive of restricted cash, plus marketable securities was $39.4 million. Cash burn was cut by more than half quarter-over-quarter, with total net reduction in cash balance of $10.3 million, supported by the profitability progress and cost savings initiatives implemented during the quarter.

For more information on Retail Active Customers, Retail AOV, RPAC, and GMV, please refer to the section on “Operating Metrics” below.

Liquidity
The Company’s total cash balance plus marketable securities as of September 30, 2022 was $39.4 million, inclusive of $3.3 million in restricted cash and $4.0 million in marketable securities. Total debt principal outstanding was $135.4 million, of which $90.4 million relates to the PIPE Convertible Notes. As of October 24, 2022, the Forward Purchase Transaction entered into in connection with Boxed’s business combination was fully unwound.

Outlook
Boxed is reaffirming its previously provided guidance for Fiscal Year 2022 as follows:

•Total Net Revenue of $165 to $180 million.
•Total Adjusted EBITDA loss of $65 to $80 million.

For more information, including the definition and reconciliation of Adjusted EBITDA, a financial measure that is not presented in accordance with generally accepted accounting principles (“GAAP”), please refer to “Non-GAAP Financial Measures and Key Performance Indicators” below.

Conference Call Information
Boxed will host a conference call and webcast today at 4:30 p.m. ET to discuss the results. The live webcast can be accessed on the Boxed Investor Relations website at https://investors.boxed.com under “Events & Presentations.” The webcast will also be archived and available for replay. Investors interested in participating in the live call can dial 844-200-6205 from the U.S. and 929-526-1599 internationally, and enter code 916601.

About Boxed
Boxed is an e-commerce retailer and an e-commerce enabler. The Company operates an e-commerce retail service that provides bulk pantry consumables to businesses and household customers, without the requirement of a “big-box” store membership. This service is powered by Spresso, the Company’s own Software & Service business. From solving challenges with data using machine-learning modules to re-platforming with end-to-end technology, Spresso’s purpose-built storefront, marketplace, analytics, fulfillment, advertising, and robotics technologies enable better business outcomes for e-commerce customers. The Company aspires to make a positive social impact with an emphasis on good Environmental, Social and Governance (“ESG”) practices, and as such, has developed a powerful, unique brand, known for doing right by its customers, employees and society. For more information, please visit investors.boxed.com.

Investor Contacts
Chris Mandeville
ICR
BoxedIR@icrinc.com

Media Contacts
David Taft
Boxed
press@boxed.com

Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or Boxed’s future financial or operating performance. For example, statements regarding the Company’s financial outlook for 2022, our future strategy and initiatives to achieve the Company’s goal of an accelerated path to profitability, the improved position of the Company’s business due to the cost saving initiatives, the Company’s goal of additional capital raise prior to year end, the value of our AEON Vietnam contract, the potential expansion of our Spresso business to other markets, the potential benefits of our Spresso business for our customers, the expansion of Boxed Market, the competitive environment in which Boxed operates and the expected future operating and financial performance, including expectations regarding profitability, and market opportunities of Boxed are forward-looking statements, among others. In some cases, you can identify forward-looking statements by terminology such as “outlook,” “guidance,” “plan,” “position,” “project,” “forecast,” “expect,” “intend,” “will,” “estimate,” “believe,” “aspires,” “potential,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Boxed and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the ability of Boxed to grow and manage growth profitably, maintain relationships and develop new relationships with customers and suppliers, and retain its management and key employees; (ii) the evolution of the markets in which Boxed competes; (iii) the ability of Boxed to implement its strategic initiatives and continue to innovate its existing offerings; (iv) the ability of Boxed to defend its intellectual property; (v) the ability of Boxed to satisfy regulatory requirements; (vi) the impact of the COVID-19 pandemic on Boxed's business; (vii) our ability to meet our operating cash flow requirements; (viii) our ability to maintain compliance with the financial covenants of our term loan; (ix) our ability to obtain additional financing on terms acceptable to us, if at all; and (x) other risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods, and you should not place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Website Disclosure
Boxed intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://boxed.com. Accordingly, you should monitor the investor relations portion of our website at https://investors.boxed.com in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Boxed when you enroll your email address by visiting the “Investor Email Alerts” section of our investor relations page at https://investors.boxed.com under “Resources.”

Non-GAAP Financial Measures and Key Performance Indicators
This press release includes certain financial measures and key performance indicators not presented in accordance with generally accepted accounting principles (“GAAP”) including Adjusted EBITDA and certain ratios and other metrics derived therefrom and certain operating metrics, including Gross Merchandising Value, Retail Active Customers, Retail Average Order Value and Retail Net Revenue per Active Customer. The Company defines Adjusted EBITDA as net income (loss) before interest expense, tax expense, depreciation and amortization, stock-based compensation expense and other one-time or non-recurring expenses, such as executive recruiting fees, severance, 3rd party consulting fees, and transaction-related fees, among others, that the Company does not believe are recurring in nature or necessary for the ongoing operations of the business. These non-GAAP financial measures and key performance indicators are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures and key performance indicators should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures and key performance indicators may not be comparable to similarly-titled measures used by other companies. The Company believes these non-GAAP measures of financial results and key performance indicators provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures and key performance indicators provide an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures and key performance indicators are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures and key performance indicators.

This press release also includes certain projections of Adjusted EBITDA. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

Boxed, Inc.
Operating Metrics
(unaudited)

	Three Months Ended September 30,
	2022	2021
Retail Active Customers (in thousands)	124	157
Retail AOV (in whole dollars)	$150	$123
RPAC (in whole dollars)	$336	$243
GMV (in millions)	$49.0	$45.2

This above table sets forth key performance indicators for the three months ended September 30, 2022 and 2021. Figures disclosed for Retail Active Customers and Retail AOV reflect Retail segment metrics only, and do not aggregate metrics from Software & Services customers who are leveraging our software or technology for their own retail operations.
Retail Active Customers - Boxed defines active customers as the distinct number of customers in its Retail segment who placed at least one order in the referenced respective time-period (“Retail Active Customers”). The change in Retail Active Customers in a reporting period captures both the inflow of new customers as well as the outflow of customers who have not made a purchase in the time period. The Company views the number of Retail Active Customers as a key indicator of its performance, which is influenced by the level of investment in advertising expenses, the number of new customers acquired during a given time period, as well as the churn of previously Retail Active Customers.
Retail Average Order Value (AOV) - The Company defines Retail AOV as the GMV for the respective time-period divided by the total number of orders placed by customers during the same period. Boxed believes Retail AOV is an important indicator of business performance as it is supported by the Company's proprietary e-commerce technology, where its mobile app, website, and personalization engine provide a seamless shopping experience, enabling customers to easily discover new and relevant products and categories. This results in a trend where on average, Retail AOVs expand over the course of a customer’s lifecycle. Further, larger orders are on average more profitable, helping to drive margin improvement from shipping, packaging, and labor efficiencies.

Retail Net Revenue per Active Customer (RPAC) – The Company defines Retail Net Revenue per Active Customer as total Retail Net Revenue for the respective time-period divided by the total number of Retail Active Customers during the same period. We believe RPAC is an important indicator of business performance as it demonstrates customer engagement within our Retail business, blending both our Retail Average Order Values along with the order frequency of customers shopping our Retail e-Commerce offerings.
Gross Merchandise Value (GMV) - The Company defines GMV as (i) the total value of Boxed goods sold, (ii) 3rd party goods sold on Boxed Sites, gross of any customer promotions, price discounts, credits, or rewards used, and (iii) goods sold on 3rd party (i.e. AEON) websites which are leveraging Boxed Software & Services technology, all of which are (iv) inclusive of shipping fees, service fees and taxes. The Company believes its ability to expand GMV is an indicator of the global scale of our technology services platform in any given period, and an indicator of end-customer engagement on its technology services platform worldwide. GMV is not intended for use as an alternative to net revenue recorded in accordance with GAAP.

Boxed, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	September 30,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$32,071	$105,027
Restricted cash	3,302	2,768
Marketable securities	3,988	—
Accounts receivable, net	3,239	3,122
Inventories	11,081	11,428
Prepaid expenses and other current assets	9,438	4,915
Deferred contract costs, current	658	7,580
Forward purchase receivable	8,101	—
TOTAL CURRENT ASSETS	71,878	134,840
Property and equipment, net	7,387	7,019
Unbilled receivables	10,898	8,891
Forward purchase receivable	—	60,050
Operating right-of-use assets	11,269	—
Goodwill	7,409	7,444
Prepaid expenses, noncurrent	8,555	—
Deferred contract costs, noncurrent	—	11,847
Other long-term assets	1,382	1,514
TOTAL ASSETS	$118,778	$231,605
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$14,705	$28,936
Accrued expenses	8,177	6,392
Deferred revenue	2,030	2,020
Operating lease liabilities, current	2,672	—
Other current liabilities	16,662	21,899
Earnout liability, current	286	—
SPAC warrant liabilities	1,667	22,045
Forward purchase option derivative	7,555	—
TOTAL CURRENT LIABILITIES	53,754	81,292
PIPE Convertible Notes, net of transaction costs	80,972	77,047
Long-term debt	43,589	43,287
Forward purchase option derivative	—	4,203
Earnout liability, noncurrent	1,781	27,134
Operating lease liabilities, noncurrent	9,005	—
Other long-term liabilities	385	217
TOTAL LIABILITIES	189,486	233,180
STOCKHOLDERS’ DEFICIT
Common stock	7	7
Additional paid-in capital	408,346	383,066
Accumulated other comprehensive income (loss)	(10)	—
Accumulated deficit	(479,051)	(384,648)
TOTAL STOCKHOLDERS’ DEFICIT	(70,708)	(1,575)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$118,778	$231,605

Boxed, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net revenue:
Retail	$41,580	$38,186	129,543	$117,253
Software & Services	73	10,824	2,402	14,965
Total net revenue	41,653	49,010	131,945	132,218
Cost of sales:
Retail	(36,633)	(35,565)	(117,003)	(107,707)
Software & Services	(297)	(780)	(1,256)	(1,798)
Total cost of sales	(36,930)	(36,345)	(118,259)	(109,505)
Gross profit	4,723	12,665	13,686	22,713
Advertising expense	(2,359)	(5,174)	(22,145)	(14,618)
Selling, general, and administrative expense	(23,957)	(12,859)	(70,237)	(38,905)
Loss from operations	(21,593)	(5,368)	(78,696)	(30,810)
Other income (expense), net	(4,782)	(561)	(15,707)	509
Loss before income taxes	(26,375)	(5,929)	(94,403)	(30,301)
Income taxes	—	—	—	—
Net loss	$(26,375)	$(5,929)	$(94,403)	$(30,301)
Other comprehensive income (loss):
Net unrealized gain (loss) on available-for-sale securities	10	—	(10)	—
Net comprehensive loss	$(26,365)	$(5,929)	$(94,413)	$(30,301)
Net loss per share, basic and diluted	$(0.37)	$(0.55)	$(1.38)	$(2.99)
Weighted-average shares outstanding, basic and diluted	70,563,420	9,504,786	68,232,698	9,454,261

Boxed, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands except share and per share amounts)

	For the Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(94,403)	$(30,301)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,286	3,566
Stock-based compensation	13,758	1,214
Noncash Common Stock Purchase Agreement costs	1,000	—
Bad debt expense/(change in reserve)	176	(87)
Change in fair value of warrants and derivative instruments	3,052	(1,470)
Settlement of forward purchase receivable	46,386	—
Settlement of forward purchase option derivative liability	(45,144)	—
Loss on extinguishment of debt	—	203
Amortization of debt discount	1,331	60
PIK Interest	3,171	—
Net amortization/accretion on available-for-sale securities	(35)	—
Unrealized gain/(loss) on available-for-sale securities	(4)	—
Noncash operating lease expense	2,413	—
Other noncash items	—	181
Changes in assets and liabilities:
Receivables, net	(294)	(1,812)
Inventories	347	2,551
Prepaid expenses and other current assets	(4,523)	(4,258)
Unbilled receivables	(2,007)	(3,680)
Deferred contract costs	18,769	—
Prepaid expenses, noncurrent	(8,555)	—
Other long-term assets	(175)	—
Accounts payable	(14,227)	4,962
Accrued expenses	1,785	1,052
Deferred revenue	9	231
Operating lease liabilities	(2,449)	—
Other liabilities	(1,573)	493
Net cash used in operating activities	(77,906)	(27,095)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(3,347)	(683)
Forward purchase payments	(1,242)	—
Forward purchase receipts	6,805	—
Purchase of available-for-sale securities	(6,960)	—
Sale of available-for-sale securities	3,000	—
Other investing activities	34	13
Net cash used in investing activities	(1,710)	(670)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance lease obligations	(54)	(56)
Proceeds from option exercises	781	331
Proceeds from warrant exercises	11	—
Proceeds from Common Stock Purchase Agreement	6,456	—
Repayments from borrowings	—	(7,703)
Proceeds from borrowings	—	43,800
Debt issuance costs	—	(670)
Net cash provided by financing activities	7,194	35,702
Total change in cash, cash equivalents and restricted cash	(72,422)	7,937
CASH, CASH EQUIVALENTS AND RESTRICTED CASH BEGINNING OF PERIOD	107,795	30,043
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$35,373	$37,980

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Cash paid for taxes	$64	$17
Cash paid for interest	$3,690	$281

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use asset obtained in exchange for operating lease liability	$2,384	$—
Shares issued related to equity consideration of acquisition	$3,000	$—
Conversion of Convertible Notes	$274	$—
Deferred transaction costs included in accrued expense & accounts payable	$—	$2,843

Cash and cash equivalents at end of period	$32,071	$35,409
Restricted cash at end of period	3,302	2,571
Cash, cash equivalents and restricted cash at end of period	$35,373	$37,980

Boxed, Inc.
Reconciliation of Non-GAAP Financial Measures
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(26,375)	$(5,929)	$(94,403)	$(30,301)
Adjusted to exclude the following:
Depreciation and amortization	1,078	1,102	3,286	3,566
Change in fair value of warrants and derivative instruments	(167)	(452)	3,052	(1,821)
Interest expense	4,425	770	10,511	988
Other expense	98	243	41	324
Stock-based compensation	4,134	360	13,758	1,214
Other costs (1)	426	931	2,757	3,842
Adjusted EBITDA	$(16,381)	$(2,975)	$(60,998)	$(22,188)
(1) Other costs primarily represent consulting and advisory costs with respect to the Business Combination and other equity and debt financing transactions, as well as litigation costs.